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                                                                    EXHIBIT 10.1

                         GENESIS HEALTHCARE CORPORATION

                            2003 STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

         An Award of Restricted Stock is hereby awarded on ________________ (the "Award Date") by Genesis HealthCare Corporation (the "Corporation"), to ________________ (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the Genesis HealthCare Corporation 2003 Stock Incentive Plan (the "Plan"):

         1. Share Award. The Corporation hereby awards the Grantee ________ shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth.

         2. Restrictions on Transfer and Restricted Period. During the period (the "Restricted Period") commencing on the Award Date and terminating on the date the Shares vest as provided below, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

         Except as set forth below, the Shares will vest on ________________.

         Subject to the restrictions set forth in the Plan, the Committee (as defined in the Plan) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restriction, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

         3. Termination of Service. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) for any reason, all Shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 will be free of those restrictions and shall not be forfeited.

         4. Certificates for the Shares. The Corporation shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.

         The following two paragraphs shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Common Stock to be issued pursuant to this Agreement for Grantee's own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except



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as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         The certificates for Common Stock to be issued pursuant to this Agreement shall bear the following securities legend (the "Securities Legend"):

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         5. Grantee's Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a shareholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares") in Grantee's sole discretion, at any annual and special meetings of the shareholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments.

         6. Cash Dividends. Cash dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee and paid to the Grantee upon the expiration of the Restricted Period or upon the death or disability of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Board of Directors of the Corporation (the "Board").

         7. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee's legal representative) the certificate in respect of such Shares and the related stock powers held by the Corporation pursuant to Section 4 above. The Shares as

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to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above. Notwithstanding the foregoing, the Securities Legend described in Section 4 shall continue to be included on the certificates as long as registration has not occurred.

         8. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of Shares covered by this Agreement shall be treated like all other outstanding shares. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

         9. Change in Control. If the "Continuous Service" (as defined in the
Plan) of the Grantee is involuntarily terminated for whatever reason, other than for cause (as defined by the Committee), at any time within 18 months of a "change in control" (as defined in the Plan), the Restricted Period with respect to all Shares shall lapse upon such termination and all Shares shall become fully vested in the Grantee.

         10. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver Shares hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. Any representation regarding investment intent shall become inoperative upon the registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.

             The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on the Nasdaq Stock Market or any stock exchange on which the Shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         11. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee shall be binding and conclusive upon the Grantee or Grantee's legal representatives with regard to any question arising hereunder or under the Plan.

         12. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as an officer, employee, director or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

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         13. Withholding and Social Security Taxes. Upon the termination of any
Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee's compensation an amount sufficient to fulfill its or its Affiliate's obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

         14. Tax Consequences. Grantee has reviewed with Grantee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code, taxes (as ordinary income) the fair market value of the Shares as of the date any "restrictions" on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act"), with respect to officers, directors and 10% shareholders, a "restriction" on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

         GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(B) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE CORPORATION OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE'S BEHALF.

         15. Amendment/Choice of Law. This Agreement constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the Chief Executive Officer of the Corporation. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         16. Grantee Acceptance. The Grantee shall signify Grantee's acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Corporation. IF A FULLY EXECUTED COPY HEREOF HAS NOT BEEN RECEIVED BY THE SENIOR VICE PRESIDENT, HUMAN RESOURCES OF THE CORPORATION, THE CORPORATION HAS THE RIGHT TO REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

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         IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED
STOCK AGREEMENT to be executed as of the date first above written.

                                           GENESIS HEALTHCARE CORPORATION


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           ACCEPTED:


                                           ------------------------------------
                                           Grantee



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